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                                                                 EXHIBIT 3.1(AP)

                            ARTICLES OF INCORPORATION

                                       OF

                              COOL ADVANTAGE, INC.

         The undersigned, being an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

         FIRST: The corporate name for the corporation (hereinafter called the "corporation") is COOL ADVANTAGE, INC.

         SECOND: The street address, wherever located, of the principal office of the corporation is 4020 Thor Drive, Boynton Beach, Florida 33426.

         The mailing address, wherever located, of the corporation is: 4020 Thor Drive, Boynton Beach, Florida 33426.

         THIRD: The number of shares that the corporation is authorized to issue is 1,000, all of which are without par value and are of the same class and are Common shares.

         FOURTH: The street address of the initial registered office of the corporation in the State of Florida is c/o Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

         The name of the initial registered agent of the corporation at the said registered office is Corporation Service Company.

         The written acceptance of said initial registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the incorporator and is made a part of these Articles of Incorporation.

         FIFTH: The name and the address of the incorporator are:

     NAME                                             ADDRESS
----------------                               --------------------------
Janice M. Nicols                               31365 Oak Crest Drive
                                               Westlake Village, CA 91361

         SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now, or hereafter authorized or created, may be issued,

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or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         SEVENTH: The purposes for which the corporation is organized, which shall include the authority of the corporation to engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act, are as follows:

         to have all of the general powers granted to corporations organized under the Florida Business Corporation Act, whether granted by specific statutory authority or by construction of law.

         EIGHTH: The duration of the corporation shall be perpetual.

         NINTH: The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: Whenever the corporation shall be engaged in the business of exploiting natural resources or wasting other assets, distributions may be paid in cash out of depletion or similar reserves at the discretion of the Board of Directors and in conformity with the provisions of the Florida Business Corporation Act.

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         ELEVENTH: The corporate existence of the corporation shall begin on
January 2, 1999.

         Signed on 14th day of December, 1998.

                                              /s/ Janice M. Nicols
                                              ----------------------------------
                                              Janice M. Nicols
                                              Incorporator

         Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

                                         CORPORATION SERVICE COMPANY

                                         By: /s/ Karen E. Wehner
                                             -----------------------------------
                                             Name:   Karen E. Wehner
                                             Title:  Assistant Vice President

                                         Date:  December 15, 1998

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